中华人民共和国

采矿许可证

（副本）

证号：1400000512847

采矿权人：山西慧信铝酸盐材料有限公司

地　　址：吕梁市柳林县王家沟乡骆驼局村

矿山名称：山西慧信铝酸盐材料有限公司铝土矿山

经济类型：有限责任公司

开采矿种：铝土矿

开采方式：地下开采

生产规模：20万吨/年

矿区面积：0.5180平方公里

有效期限：壹拾肆年自2006年1月 至 2020年1月

山西省国土资源厅 采矿登记专用章

二00六年　月　日

中华人民共和国国土资源部印制

矿区范围拐点坐标：

点号	X坐标	Y坐标
1	757356,	364169166
2	757993,	364169217
3	758015,	364168508
4	757206,	364168452

山西省国土资源厅 2007年度 矿山年检专用章

山西省国土资源厅 2008年度 矿山年检专用章

山西省国土资源厅 2009年度 矿山年检专用章

山西省国土资源厅 2010年度 矿山年检专用章

山西省国土资源厅 2011年度 矿山年检专用章

开采深度：由1200米至850米标高，共有4个拐点圈定

People's Republic of China

Mining Licence

(Copy)

No.1400000512847

Authorised Mining Representative: Shanxi Wealth Aluminate Material Co., Ltd

Location: Luotuoju Village Wangjiagou Liulin County Lvliang City

Name of the Mine: Aluminium Mine of Shanxi Wealth Aluminate Material Co., Ltd

Type of Company: Limited Liability Company

Type of Mining: Aluminium

Method of Mining: Underground

Production Scale: 2000,000 tons/year

Area of the Mine: 0.5180 sq km

Date of Expiry: Jan, 2006 to Jan, 2020

Date: Jan 1, 2006

Coordinates of the Mining Area:

No.	X Coordinate	Y Coordinate
1.	757356,	364169166
2.	757993,	364169217
3.	758015,	364168508
4.	757206,	364168452

Mining Depth: From 1,200 m to 850 m, with totally 4 inflexions